Exhibit 99.1

Yum China Announces Transition of Chief Financial Officer

Jacky Lo will be succeeded by Andy Yeung as CFO

SHANGHAI, Sept. 6, 2019 – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC) today announced that Jacky Lo, who has served as the Company’s Chief Financial Officer since June 2017, intends to leave the Company to pursue professional opportunities in Hong Kong to be closer to his family. Jacky will step down as the Company’s Chief Financial Officer effective October 16, 2019. Ka Wai Andy Yeung will assume the role of Chief Financial Officer of the Company effective the same day.

“We are grateful for all of the contributions Jacky has made to the Company and recognize the critical role he played in growing and strengthening our business since the spin-off, as well as for his ongoing engagement on succession discussions to ensure a smooth CFO transition.” said Joey Wat, Yum China’s CEO.

“We are pleased to welcome Andy to our team. Andy brings a wealth of knowledge to this critical role, and his deep experience in all facets of finance will be a tremendous asset to our Company. We look forward to working closely with him as we continue to capitalize on market opportunities and work to generate significant long-term value for our shareholders.”

Mr. Yeung, age 46, served from April 2017 to August 2019 as the chief financial officer of Smart Finance International Limited, a financial technology company. Mr. Yeung also served as the chief financial officer of Cheetah Mobile Inc., a mobile internet company listed on the NYSE and headquartered in Beijing, China, from January 2014 to March 2017. From 2009 to 2013, Mr. Yeung worked at Oppenheimer & Co. Inc. as director, executive director and then managing director, responsible for research coverage of China’s internet and media sectors. From 1995 to 2009, Mr. Yeung worked at various companies in the U.S. in equity research, management consulting and credit risk management.

Mr. Yeung graduated from the Yale University School of Management with an MBA degree and the University of California, Berkeley with dual degrees in Mechanical Engineering and Applied Mathematics. He has been a Chartered Financial Analyst charterholder since 2001.

Mr. Yeung will initially join the Company as its Chief Financial Officer-Designate on September 16, 2019 and will succeed to the Chief Financial Officer position on October 16, 2019.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding efforts to capitalize on market opportunities and generate long-term value. Forward-looking statements are not guarantees of performance or events and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China’s leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, East Dawning and COFFii & JOY concepts outright. The Company had more than 8,700 restaurants in over 1,300 cities at the end of June 2019. In 2019, Yum China was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2019 in China by the Top Employers Institute. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:

Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:

Tel: +86 21 2407 7510 Media@YumChina.com